Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT
                              (SUNRISE PRESCHOOLS)


     This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of the 11th day of May, 2001, by and between SUNRISE EDUCATIONAL SERVICES, INC., a Delaware corporation, in its corporate capacity and in its capacity as debtor and debtor-in-possession in its Chapter 11 case pending in the United States Bankruptcy Court for the District of Arizona ("Seller"), and BORG HOLDINGS, INC. ("Buyer").

                                    RECITALS

     A. Seller operates those certain private preschools ("Preschools") commonly referred to as the "Sunrise Preschools" as set forth on SCHEDULE A attached hereto and incorporated herein by reference.

     B. On October 6, 2000, Seller filed a voluntary petition for Chapter 11 relief under Title 11 of the United States Code ("Bankruptcy Code"), which is pending before the United States Bankruptcy Court for the District of Arizona (the "Court").

     C. Seller desires, subject to the approval of the Court, to sell and Buyer desires to purchase certain assets as defined below and set forth in Article 2.1 of this Agreement and assume certain liabilities of Seller in connection with Seller's operations of the Preschools on the terms and conditions set forth in this Agreement and in accordance with Bankruptcy Code ss.ss. 363 and 365.

     D. Seller further desires, subject to the approval of the Court, to assign, and Buyer desires to assume, the management agreement Seller has in connection with Seller's operations of the Preschool set forth on SCHEDULE D (the "Preschool Operation") on the terms and conditions set forth in this Agreement and in accordance with the Bankruptcy Code ss. 365.

     E. In addition, Buyer and Seller further desire, subject to the approval of the Court, to enter into such other agreements that effectuate the assignment of the Leases and other contracts by Seller for the Preschools' sites of operation and the assumption of those Leases by Buyer, as fully set forth below.

     F. Buyer and Seller further desire, subject to the approval of the Court, to enter into such other agreements and arrangements that effectuate the orderly transition of the Preschools from Seller to Buyer.

     G. Buyer has completed its due diligence of the Preschools and all other matters addressed in this Agreement.

     H. The parties hereto acknowledge that (i) they intend the transaction contemplated under this Agreement to be an asset purchase, including Seller's rights to the name "Sunrise Preschools" or "Sunrise Educational Services, Inc.,"
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and not a sale of the stock of Seller; and (ii) Buyer is not buying the Business of Seller as defined in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                    Article I

                                   DEFINITIONS

     For purposes of this Agreement, the following capitalized terms, when used in this Agreement, shall have the meanings assigned to them as follows:

     I.1 ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all amounts owing to Seller for services rendered as part of its Business.

     I.2 AFFILIATE. The term "Affiliate" shall mean any person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with BORG HOLDINGS, INC., an Arizona corporation.

     I.3  ASSUMED  CONTRACTS.  The term  "Assumed  Contracts"  shall  mean those unexpired leases and other executory contracts which Buyer will assume hereunder, which are specifically set forth on SCHEDULE 1.3 attached hereto. Buyer assumes no liability for any contracts not expressly assumed by Buyer.

     I.4 BUSINESS. The term "Business" shall mean Seller's operations conducted under the name "Sunrise," "Sunrise Preschools," or "Sunrise Educational Services, Inc.," at the Preschools and at any other location within the State of Arizona.

     I.5 CLAIM. The term "Claim" shall be given the same meaning as provided to such term under Bankruptcy Codess. 101 (5).

     I.6 CLOSING. The term "Closing" shall mean the completed exchange of: (i) Closing documents set forth in Articles XIV and XV below, together with the simultaneous conveyance by Seller to Buyer of the Purchased Assets, as defined in Article II, following approval by the Bankruptcy Court; (ii) the payment by Buyer to Seller of the Purchase Price due under the terms of this Agreement; and
(iii) the assumption by Buyer of the obligations which it has expressly agreed to assume hereunder, following entry of the Section 365 Order.

     I.7 CLOSING DATE. The term "Closing Date" shall mean the date on which the Closing occurs which shall not be later than ten (10) days after (i) entry of Sale Orders, or (ii) upon Buyer obtaining Buyer's Licenses, whichever is later. The Court order approving the Sale Motions shall be entered by June 22, 2001, unless such date is extended as mutually agreed in writing by the parties hereto.

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     I.8 EQUIPMENT.  The term  "Equipment"  shall mean all furniture,  fixtures, office equipment, computers, printers, all of Seller's rights to any building improvements, motor vehicles, vans, and other tangible personal property owned by Seller as specifically set forth on SCHEDULE 1.8 attached hereto.

     I.9 LEASES.  The term "Leases"  shall mean those  certain  Leases listed on
SCHEDULE 1.9 in which Seller leases the real property for each of the Preschools. When the term "Lease" is used, it shall refer to a particular lease of the real property for a particular Preschool.

     I.10 PRESCHOOL OPERATION. The term "Preschool Operation" shall refer to the Preschool site where Preschool services are provided under the management agreement dated April 26, 1996 between Seller and Swift Trucking.

     I.11 PRESCHOOLS. The term "Preschools" shall have the meaning set forth in Recital A above. When used singularly, the term "Preschool" shall refer to one of the applicable Preschools listed on SCHEDULE A.

     I.12 REAL PROPERTY. The term "Real Property" shall refer to the real property upon which each of the Preschools are located as listed in SCHEDULE 1.12.

     I.13 SECTION 363 ORDER. The term "Section 363 Order" shall mean the order entered by the Court pursuant to Bankruptcy Code ss.363 approving Seller's sale of the Purchased Assets (as defined in Section 2.1 below) to Buyer free and clear of any and all liens, security interests, and adverse interests of any kind, the form of which shall be agreed to by the parties hereto.

     I.14 SECTION 365 ORDER. The term "Section 365 Order" shall mean the Order entered by the Court pursuant to Bankruptcy Code ss. 365(a) approving Seller's decision to: (i) assume each Lease, as modified, as it relates to the applicable Real Property listed on SCHEDULE 1.12; and (ii) assume the Assumed Contracts, the form of which shall be agreed to by the parties hereto.

     I.15 SALE  ORDERS.  The term  "Sale  Orders"  shall  collectively  mean the
Section 363 and Section 365 Orders.

     I.16 SIERRA VISTA PRESCHOOL. The term "Sierra Vista Preschool" shall mean the preschool listed on SCHEDULE 1.16.

     I.17 SOFTWARE. The term "Software" shall mean all software used in connection with the Preschools and licenses to use such software specifically set forth on SCHEDULE 1.17 attached hereto.

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                                   Article II

                                PURCHASE AND SALE

     II.1 ASSETS TO BE SOLD. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller agrees to sell, assign, transfer and convey the following assets to Buyer (collectively, the "Purchased Assets"):

     II.1.1 EQUIPMENT AND THE ASSUMED CONTRACTS. The Equipment and the Assumed Contracts. Buyer shall be responsible for all costs associated with the transfer of titles to Buyer for the vehicles listed as Equipment, and Buyer, within ten
(10) business days after Closing, shall provide to Seller evidence of such transfers.

     II.1.2 OTHER PERSONAL PROPERTY. In addition to the Equipment, any and all other tangible personal property utilized by Seller in connection with the Business conducted at the Preschools and located those facilities, including, but not limited to, supplies-on-hand, and all marketing and promotional materials.

     II.1.3 RECORDS, FILES AND RELATED MATERIALS. Copies of all records, files, invoices, student lists, employee files, accounting records, business records, operating information and other data of Seller relating to the Preschools.

     II.1.4 GOODWILL. All of Seller's goodwill that relates to the Preschools.

     II.1.5  INTELLECTUAL   PROPERTY.   Assignment  to  Buyer  of  Seller's  (i)
trademarks, service marks, and trade names listed on SCHEDULE 2.1; (ii) curriculum materials, procedure manuals, client contracts, operational forms, procedure and marketing materials, and policy manuals; and (iii) right to use the name "Sunrise Preschools" and/or "Sunrise Educational Services, Inc." as provided by such trademarks, service marks and trade names listed in SCHEDULE
2.1. Buyer will permit Seller to use the trade name in corporate and/or bankruptcy matters up until substantial consummation of the debtor's Chapter 11 Plan.

     II.1.6 SOFTWARE. Rights to use Software, provided that Buyer obtains all necessary consents to assignment from the respective software manufacturers.

     II.2 EXCLUDED ASSETS. Notwithstanding SECTION 2.1 above, Seller shall not sell, transfer, assign, convey or deliver to Buyer, any asset not specifically addressed in SECTION 2.1 above, including but not limited to the following assets (collectively the "Excluded Assets"):

     II.2.1 CONSIDERATION. The consideration delivered by Buyer to Seller pursuant to this Agreement.

     II.2.2 INTELLECTUAL  PROPERTY.  Buyer shall not obtain rights to the use of
(i) the trade name or service mark "Tesseract" or (ii) any intellectual property of the Seller specifically listed in SCHEDULE 2.2.2 herein.

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     II.2.3  INSURANCE   POLICIES.   Seller's   insurance  policies  and  rights
thereunder, including, but not limited to, general liability, vehicular and workers' compensation insurance held by Seller.

     II.2.4 CORPORATE FRANCHISE. Seller's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller, and Seller's use of the name "Sunrise Educational Services, Inc." or "Sunrise" or any variation of such name as it is used exclusively by Seller for corporate matters related to its bankruptcy case until substantial consummation of Debtor's Plan of Reorganization.

     II.2.5 PHYSICAL ASSETS AND REAL PROPERTY OF THE PRESCHOOL OPERATION. All physical assets, personal property, right or title in that real property located at the Preschool listed in SCHEDULE 1.16 and known as the "Sierra Vista Preschool."

     II.2.6 PRESCHOOL LICENSE. Seller's license(s) issued by the Arizona Department of Health Services ("ADHS") to operate the Preschools.

     II.2.7 CASH AND ACCOUNTS RECEIVABLE. Seller's cash and Accounts Receivable accrued prior to Closing, including, but not limited to, the Government Payments referred to in SECTION 7.3.

                                   Article III

                            ASSUMPTION OF LIABILITIES

     III.1 ASSUMED LIABILITIES. At Closing, Buyer shall not assume any of the Seller's liabilities other than the Assumed Contracts and all liabilities directly arising under the Assumed Contracts and Leases from and after the Closing (the "Assumed Liabilities"). No other liabilities incurred by the Seller prior to Closing shall be assumed by the Buyer. Notwithstanding the above sentence, the Buyer shall only be obligated to pay, perform, or discharge in accordance with their terms the assumed obligations hereunder that first become performable on or after the Closing Date. Buyer shall fully and faithfully perform all duties and obligations, due or owing after Closing, of Seller with respect to the Assumed Liabilities.

     III.2 NO ASSUMPTION OF OTHER LIABILITIES. Except as expressly set forth in this Agreement, Buyer does not by this Agreement, and will not be obligated to, assume any obligation, liability or duty of Seller whether incurred in connection with the Purchased Assets or otherwise.

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                                   Article IV

                                TERMS OF PAYMENT

     IV.1 PAYMENT DUE AT CLOSING. At Closing, Buyer shall pay to Seller, in immediately available U.S. funds, an amount equal to Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000,00.00) (the "Purchase Price") less (i) the amount of the Deposit delivered by Buyer to Seller in accordance with
SECTION 4.2 below.

     IV.2 DEPOSIT. Buyer delivered and Seller accepted a cash Deposit in the amount of $100,000.00 (the "Deposit") in connection with the executed Letter of Intent, which shall not be refundable to Buyer unless: (i) the transactions contemplated in this Agreement do not close due to Seller's failure to meet all of the conditions precedent as set forth in Article XII of this Agreement; (ii) if Seller otherwise refuses to close the transactions contemplated in this Agreement; (iii) if the Court does not approve a sale of the Purchased Assets to Buyer on or before June 22, 2001; or (iv) if the transaction does not close for reasons of Force Majeure as provided in Section 17.27. If the Closing does not occur on or before the Closing Date due to any event described in the immediately preceding (i) or (ii), and Buyer and Seller have not mutually agreed in writing to extend the Closing Date, then Seller shall immediately transfer the Deposit to Buyer.

                                    Article V

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

     Seller hereby represents, warrants, and covenants to Buyer as follows, and the warranties, representations, and covenants contained in this Article or elsewhere in this Agreement shall be deemed to be made as of the Closing:

     V.1 CORPORATE STATUS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Arizona.

     V.2 CORPORATE AUTHORITY. Subject only to approval of the Court, Seller has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this Agreement shall be a valid, legally binding obligation of Seller, enforceable in accordance with its terms subject only to approval by the Court.

     V.3 TITLE TO PURCHASED ASSETS. Seller has good and marketable title to the Purchased Assets, and has full power and authority to transfer such title to Buyer subject only to approval by the Court.

     V.4 ASSUMED CONTRACTS. The Assumed Contracts are valid, binding and in full force and effect; and there exists no default or event that with the giving of notice, the passage of time or both, would constitute a default thereunder that remains uncured as of the Closing Date.

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     V.5 FINANCIAL  STATEMENTS.  Except that Seller's  Financial  Statements (as defined below) do not comply with generally accepted accounting principles consistently applied ("GAAP"), Seller's financial statements, for the period January 1 through March 31, 2001, accurately and truthfully reflect the financial performance and condition of the Seller.

                                   Article VI

               REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to Seller as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed to be made as of Closing:

     VI.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

     VI.2 AUTHORITY. Buyer has full power and authority to execute and perform this Agreement and all action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject only to approval by the Court.

     VI.3 CONDITION OF ASSETS. Buyer has fully examined the physical condition of the Purchased Assets, and hereby agrees to accept such property AS IS AND WHERE IS. NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE WITH RESPECT TO THE PURCHASED ASSETS.

                                   Article VII

                                 OTHER COVENANTS

     VII.1 PRESCHOOLS. Buyer shall diligently pursue a license (collectively, "Buyer's Licenses") from the Arizona Department of Health Services ("ADHS") to operate each of the Preschools (the "Preschool Licenser"), and Buyer shall be responsible for reimbursing Seller for all hard costs and expenses Seller incurred to assist Buyer in connection therewith, including, but not limited to, any and all facility-related expenses required by ADHS ("Preschool Expenses"), not to exceed Fifteen Thousand Dollars ($15,000.00). Buyer shall only be responsible for such Preschool Expenses if Buyer receives Buyer's Licenses. In entering this Agreement, Buyer warrants that there are no material violations and it currently has licenses in good standing with the ADHS.

     VII.2 GOVERNMENT PAYMENTS AND ACCOUNTS RECEIVABLE. As of the date hereof, Seller estimates that Seller has approximately $225,000.00 in revenues due on behalf of students at the Preschools which has been billed to the State of Arizona, but is as of yet uncollected, by Seller for April, 2001 (the "Government Payments"). For informational purposes only, see SCHEDULE 7.2 for a

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breakdown of the Accounts  Receivable owed to Seller.  Buyer agrees that any and all Accounts Receivable listed in SCHEDULE 7.2 (as this schedule is updated at Closing), including, but not limited to, Government Payments, for services rendered by Seller prior to the Closing Date will be immediately forwarded to Seller upon Buyer's receipt. Buyer also agrees that, after the Closing, Seller shall have the right to audit Buyer's records to determine that all such amounts are forwarded to Seller. If Seller receives any accounts receivables for services rendered by Buyer following the Closing Date, Seller agrees to immediately forward all such receivables to Buyer.

     VII.3 LEASES. Seller is in the process of negotiating rent reductions with the landlords of the Leases, and Seller shall continue to negotiate such rent reductions and extensions of lease terms with the input and cooperation of Buyer. Seller, with Buyer's assistance, shall enter into written modifications with each of the landlords of the Leases to reduce the aggregate monthly rent on all Leases by a dollar amount that is not less than ten percent (10%) of the current base monthly rent due under such Leases; provided, however, that Seller shall have the option to pay Buyer cash at Closing in the amount of $50,000.00 in lieu of obtaining base rent reductions with respect to any three (3) of the Leases for purposes of calculating the ten percent (10%) rent reduction.

     VII.4 SELLER COOPERATION. Seller agrees that it will make reasonable efforts to have its senior employees who have knowledge of the operation of the Preschools available to discuss such operations with the Buyer until sixty (60) days after Closing. In addition, Seller will cooperate with Buyer in Buyer's application for Buyer's Licenses subject to Buyer's reimbursement obligations set forth herein. The Closing is expressly subject to licensing approval for all of the Preschools by the ADHS to allow the Buyer to operate the Preschools. If Buyer does not obtain Buyer's Licenses due to Buyer's failure to qualify as a licensee prior to July 30, 2001 (unless such date is extended by mutual written consent), the Buyer will be entitled to an immediate return of the Deposit referred to in SECTION 4.2 LESS Seller's actual costs and expenses, including attorneys' fees, related to this contemplated transaction with Buyer in an amount not to exceed Forty Thousand and No/100 Dollars ($40,000.00).

                                  Article VIII

                                    EMPLOYEES

     VIII.1 DEFINITION. Seller has provided Buyer with a complete list of all persons regularly employed on either a part-time or full-time basis by Seller in connection with each of the Preschools.

     VIII.2 EMPLOYMENT OF SELLER'S EMPLOYEES AT THE PRESCHOOLS. At Closing, Seller will terminate all employees of Sunrise Educational Services, Inc. At Closing, Buyer agrees to employ all of Seller's employees currently enrolled at the Preschools at a similar wage; however, this section in no respect consists of a contract or an agreement between Buyer and any party that gives rise to rights of third parties. Buyer will no longer employ those employees who are unable to work and are receiving workers' compensation at the time of the Closing.

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     VIII.3 EMPLOYEE SOLICITATIONS. Buyer shall be entitled to reasonable access to all employees related to the Preschools for purposes of interviewing these individuals.

     VIII.4 WORKERS' COMPENSATION. Seller agrees to assume all responsibility for liability arising from workers' compensation claims, which arise out of incidents occurring prior to Closing. Buyer shall be responsible for all claims which arise out of, or are based upon, incidents which occur subsequent to Closing. To the extent of the actual knowledge, without investigation, of Mike Lynch, in his capacity as CEO of Seller, Seller currently has no workers' compensation claims pending in the State courts.

                                   Article IX

                                   INDEMNITIES

     IX.1 SELLER. Seller agrees to hold harmless, indemnify and defend Buyer from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring as the result of any breach by Seller of any of its covenants, representations or warranties hereunder. Such indemnification shall include any claims pertaining to events or actions occurring prior to the date of Closing, and shall not exceed Fifty Thousand Dollars ($50,000.00).

     IX.2 BUYER. Buyer agrees to hold harmless, indemnify and defend Seller from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring in connection with any breach by Buyer of any of its covenants, representations or warranties hereunder, or any liability of Buyer, not to exceed Fifty Thousand Dollars ($50,000.00). Such indemnification shall include any claims pertaining to events or actions occurring after the date of Closing.

                                    Article X

                                     CLOSING

     X.1 CLOSING. Closing shall occur at the law offices of Bryan Cave LLP, in Phoenix, Arizona. If the Court enters the Sale Orders by June 22, 2001, and the Closing does not occur due to any event described in SECTION 4.2(I) OR (II), then this Agreement may be terminated by Buyer or Seller, and Buyer shall, subject to the approval of the Court, be entitled to reimbursement of its actual costs and expenses, including attorneys' fees, related to this contemplated transaction with Seller in an amount not to exceed Forty Thousand and No/100 Dollars ($40,000.00).

     X.2 TIME IS OF THE ESSENCE. Time is of the essence for the Closing of this transaction and if such Closing does not occur as provided in SECTION 10.1 above, a new Closing Date may be set if, and only if, mutually agreed upon in a writing signed by both parties. If a new Closing Date is not so set, then neither Seller nor Buyer shall have any further obligation under this Agreement.

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                                   Article XI

                                   PRORATIONS

     The following costs and expenses shall be prorated as of the Closing Date:

     XI.1 Personal property taxes and any other assessments related to the Purchased Assets, including, but not limited to, all accounts payable of Seller for services as of the Closing Date;

     XI.2 Charges for utilities servicing the Preschools, including, without limitation, charges or gas, electricity, water, sewer, cable television, and telephone services; and

     XI.3 Any other reasonable expenses approved in writing by Buyer and prepaid by Seller related to the operation of the Preschools.

     The amount of any prorations shall be computed by Buyer with the assistance of Seller. At Closing, Buyer shall pay to Seller or Seller shall pay to Buyer, as the ease may be, an amount equal to the net proration so determined.

                                   Article XII

                  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

     Buyer shall have no duty to close, and no obligation hereunder, unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     XII.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Seller contained herein shall continue to be true and correct at Closing.

     XII.2 PERFORMANCE OF OBLIGATIONS. Seller shall have fully performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance on or before Closing.

     XII.3 DELIVERY OF CLOSING DOCUMENTS. Seller shall have tendered delivery to Buyer of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Buyer by Seller on or before Closing pursuant to this Agreement.

     XII.4 LITIGATION. With the exception of the pending Chapter 11 case, no lawsuit, administrative proceedings or other legal action shall have been filed against Seller as of the Closing Date which seeks to restrain or enjoin Buyer's acquisition of the Purchased Assets, or the assumption of the Assumed Contracts.

     XII.5 COURT ORDERS. The Court shall issue the Sale Orders on or before June 22, 2001 (the "Sale Orders") that (a) approve a sale of the purchased assets to Buyer pursuant to Section 363 and Section 365 of the Bankruptcy Code, free and clear of liens, claims and interests (except to the extent securing an assumed liability), (b) contain findings of fact and provide that Buyer is a good faith

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purchaser  entitled to the protections of Section 363(m) of the Bankruptcy Code,
(c) authorize the assumption by Seller and assignment to Buyer of all assumed real property leases (as modified) and assumed contracts in connection with this Agreement, (d) approve the repayment of the reimbursement right referenced in this Agreement, and (e) are otherwise reasonably acceptable to Buyer and Seller.

     XII.6 LICENSURE. Buyer has obtained Buyer's Licenses.

     XII.7 SELLER'S ORDINARY COURSE OF BUSINESS. Seller has continued to operate its Business during the period between the date hereof and the Closing Date in the ordinary course under the circumstances (with reference to Seller's filing for Chapter 11 relief with the Court) and in compliance with all applicable laws and regulations. Seller shall use all commercially reasonable efforts to maintain the Business such that the Business does not experience any materially adverse change.

                                  Article XIII

                 CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE

     Seller shall have no duty to close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     XIII.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing.

     XIII.2 PERFORMANCE OBLIGATIONS. Buyer shall have fully performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance on or before Closing.

     XIII.3 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have tendered delivery to Seller of all the documents, in form and substance reasonably satisfactory to Seller, required to be delivered to Seller by Buyer on or before Closing pursuant to this Agreement.

     XIII.4 LITIGATION. With the exception of the pending Chapter 11 case, no lawsuit, administrative proceedings, or other legal action shall have been filed against Seller as of the Closing Date which seeks to restrain or enjoin Buyer's acquisition of the Purchased Assets or the assumption of the Assumed Contracts.

     XIII.5 COURT ORDERS. The Court shall issue the Sale Orders on or before June 22, 2001 (the "Sale Orders") that (a) approve a sale of the purchased assets to Buyer pursuant to Section 363 and Section 365 of the Bankruptcy Code, free and clear of liens, claims and interests (except to the extent securing an assumed liability), (b) contain findings of fact and provide that Buyer is a good faith purchaser entitled to the protections of Section 363(m) of the Bankruptcy Code, (c) authorize the assumption by Seller and assignment to Buyer of all assumed real property leases and assumed contracts in connection with this Agreement, (d) approve the repayment of the reimbursement right referenced in this Agreement, and (e) are otherwise reasonably acceptable to Buyer and Seller.

     XIII.6 APPROVAL. Buyer has obtained the consent to assignment of the Leases (as modified) to Buyer from the landlords for the respective Leases.

                                   Article XIV

                                   TERMINATION

     XIV.1 TERMINATION RIGHTS. This Purchase Agreement and the transactions contemplated hereby maybe terminated at any time prior to the Closing Date with written notice thereof (a "Termination Notice") by any of the following: (a) by written mutual written consent of Seller and Buyer at any time; or (b) by Buyer or Seller alone in writing, if any of the conditions set forth in Article XII or
Article XIII have not been or are not capable of being satisfied by the Closing Date.

                                   Article XV

                   ITEMS TO BE DELIVERED AT CLOSING BY SELLER

     At Closing, Seller shall, unless waived in writing by Buyer, deliver the following items, each in form and substance reasonably acceptable to Buyer and Buyer's counsel, to Buyer:

     XV.1 BILL OF SALE. A duly executed bill of sale selling, assigning, transferring, and conveying the Purchased Assets.

     XV.2 CERTIFIED RESOLUTION. A copy of the resolution of the Board of Directors of Seller authorizing the execution and performance of this Agreement.

     XV.3 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Seller to the effect that all the representations and warranties of Seller contained herein are true and correct as of Closing.

     XV.4 OTHER CLOSING DOCUMENTS. A duly executed assignment of Seller's intellectual property pursuant to this Agreement, and a duly executed assignment of each Lease.

                                   Article XVI

                    ITEMS TO BE DELIVERED AT CLOSING BY BUYER

     At Closing, Buyer shall, unless waived in writing by Seller, deliver the following items, each in form and substance reasonably acceptable to Seller and Seller's counsel, to Seller:

     XVI.1 CERTIFIED RESOLUTION. A copy of the resolutions of the Executive Director of Buyer or other appropriate representative(s) author/zing the execution and performance of this Agreement.

     XVI.2   REPRESENTATIONS   AND  WARRANTIES.   A  certificate  signed  by  an
appropriate representative of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct as of Closing.

     XVI.3 THE PURCHASE PRICE. The Purchase Price.

     XVI.4 OTHER CLOSING DOCUMENTS. A duly executed agreement assuming the Purchased Assets, including, without limitation, each Lease and the Assumed Contracts.

                                  Article XVII

                                  MISCELLANEOUS

     XVII.1 BUYER'S LIABILITY. Notwithstanding anything in this Agreement to the contrary, in no event shall Buyer be liable for any amount in excess of the Deposit.

     XVII.2 RIGHT TO BID. Buyer acknowledges and understands that the Court may consider higher and better offers. If Buyer is outbid in Court and another buyer buys the Purchased Assets for at least Two Million Eight Hundred Forty Thousand Dollars ($2,840,000.00) and, therefore, the Agreement is not approved by the Court, Buyer shall be entitled to the reimbursement of its actual out-of-pocket expenses and costs incurred in this transaction, including attorneys' fees, in an amount not to exceed Forty Thousand and No/100 Dollars ($40,000.00) and will be entitled to the return of the Deposit referred to in SECTION 4.2 to be returned within ten (10) days of the entry of the Bankruptcy Court's Order not approving this Agreement. In addition, if a 363 Motion and 365 Motion are not filed with the Court within ten (10) days from the execution of this Agreement, Buyer is entitled to the return of the Deposit referred to in SECTION 4.2. Buyer shall provide adequate records, receipts and other documents to demonstrate such reimbursable expenses.

     XVII.3 ACQUISITION PROPOSALS. Neither Seller nor any of their affiliates nor any of their affiliates' respective directors, officers, employees, agents or representatives shall solicit, or initiate either directly or indirectly, any inquiries, discussions or proposals for an acquisition proposal or engage in or continue any discussions with any party that has made or who make any acquisition proposal until after a motion requesting a hearing of the 363 and 365 Motions has been filed by Seller, provided that, Seller may respond to any unsolicited proposals received from a third party relating to an acquisition proposal during such period. By no later than three (3) business days prior to the final hearing on Court approval of this transaction, Seller will provide Buyer with all written alternative bids received by Buyer regarding any of the assets that are the subject of this Agreement; provided, however, that such written alternative bids will be redacted so that the identity of such alternative bidders will not be disclosed to Buyer.

     XVII.4 FURTHER ASSURANCES. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents and take all such further actions as such other party may reasonably request.

     XVII.5 USE OF INTELLECTUAL PROPERTY AND OTHER INFORMATION. Except in connection with Seller's completion of such administrative, ministerial or other matters as may be required to effectuate an orderly conclusion of winding up of the business affairs of Seller, after the Closing Date, Seller shall not communicate, disclose, divulge, or use for their own benefit or for the benefit of any other person or entity, or misuse in any way any of the intellectual property or other proprietary or confidential information of Buyer relating to the business or the purchased assets except as consented to by Buyer in writing.

     XVII.6 NO ADMISSIONS. Nothing in this Agreement shall be, or shall be construed to be, an admission of liability by the parties hereto to any other person, party or entity.

     XVII.7 NO OTHER AGREEMENTS. This Agreement, and all agreements delivered as part of the Closing contemplated herein, constitute the entire agreement between the parties with respect to its subject matter. All prior and contemporaneous negotiations, proposals and agreements between the parties are superseded by this Agreement. Any changes to this Agreement must be agreed to in writing signed by both parties.

     XVII.8 TRANSITION COOPERATION. Buyer agrees to provide Seller with the list of all of Seller's employees that Buyer intends to hire, no later than five (5) business days after execution by both parties of this Agreement. Seller and Buyer have agreed to cooperate in an orderly transition of administrative and clerical services for sixty (60) days following the Closing (the "Transition Period"). Seller and Buyer will equally divide the salary cost of accounting and information services personnel during this period, based upon the allocable portion of the salary and other employee costs of any employees who work for both Buyer and Seller during the Transition Period. Buyer agrees that Seller shall have an account/information technology employee of Seller's choice available for fifty percent (50%) of the employee's work schedule to assist Seller. Buyer shall indemnify, defend and hold harmless Seller for, from and against any and all claims, causes of action, costs, expenses and liabilities resulting from Buyer's employment of any employee pursuant to this paragraph, including, without limitation, disability claims, wrongful termination claims, harassment claims, discrimination claims, and claims relating to vacation, sick leave, wages, salaries or other employee benefits, and any liability as a result of actions by such employees. Seller shall indemnify, defend and hold harmless Buyer for, from and against any and all claims, causes of action, costs, expenses and liabilities resulting from Buyer's employment of any employee pursuant to this paragraph, including, without limitation, disability claims, wrongful termination claims, harassment claims, discrimination claims, and claims relating to vacation, sick leave, wages, salaries or other employee benefits, and any liability as a result of actions by such employees.

     XVII.9 WAIVER. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to Close. Any such waiver shall be valid only if contained in a writing signed by the waiving party.

     XVII.10 PUBLIC ANNOUNCEMENTS. Through the Closing, no public announcements of this Agreement shall have been made unless Buyer and Seller shall have mutually agreed on the timing, distribution, and contents of such announcements, except as may be required by law. The parties hereto acknowledge and understand that this Agreement will be filed with the Court promptly upon its execution by the parties hereto.

     XVII.11 NOTICES. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

     To Seller:  Mike Lynch, Chief Executive Officer
                 The TesseracT Group, Inc.
                 4515 East Muirwood Drive
                 Phoenix, Arizona 85048

     Copy To:    Susan E. Klemmer, Esq.
                 Bryan Cave LLP
                 Two North Central Avenue
                 Phoenix, Arizona 85004

     To Buyer:   BORG HOLDINGS, INC.
                 c/o Randall Gusikoski
                 Nine Montia
                 Irvine, California 92620

                 BORG HOLDINGS, INC.
                 c/o Robert Orsi
                 222 Via Arabella
                 San Dimas, California 91773

     Copy To:    Michael Reynolds, Esq.
                 Greenberg Traurig LLP
                 2375 East Camelback Road, Suite 700
                 Phoenix, Arizona 85016

     XVII.12 BROKER AND FINDERS. Each of the parties hereto represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle such person to a fee or commission from any party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damage whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other party to this Agreement.

     XVII.13 RISK OF LOSS. The risk of loss, damage, or destruction of the Purchased Assets shall be borne by Seller until Closing. In the event any loss or damage to or taking of any such Purchased Assets is material in the context of this transaction and occurs before Closing, Seller shall immediately notify Buyer of the nature and extent of such loss, damage or taking, and Buyer shall, at its option, by written notice to Seller, either terminate this Agreement without further liability or obligation to Seller, or Buyer may proceed with this transaction on the terms and conditions mutually agreeable to the parties, including any adjustment in the Purchase Price.

     XVII.14 THIRD-PARTY BENEFICIARY. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual or entity as a result of the terms and provisions of this Agreement.

     XVII.15 COURT JURISDICTION. Upon the execution hereof, the parties will file this Agreement with the Court. Upon approval thereof, the Court will have continuing jurisdiction to resolve any and all disputes that may arise under this Agreement.

     XVII.16 RELATIONSHIP OF PARTIES. The relationship of Seller and Buyer shall be that of independent entities and neither shall be deemed to be the agent of the other.

     XVII.17 CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona and, as applicable, the Bankruptcy Code.

     XVII.18 PARAGRAPH HEADINGS. The Section, Article and paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

     XVII.19 RULES OF INTERPRETATION. The following rules of interpretation shall apply to this Agreement, the Schedules hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

     XVII.19.1 A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such terms therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

     XVII.19.2 References to the plural include the singular, the singular the plural and the part the whole.

     XVII.19.3  The  words  "include,"   "includes,"  and  "including"  are  not
limiting.

     XVII.19.4 A reference to any law includes any amendment or modification to such law which is in effect on the relevant date.

     XVII.19.5 A reference to any person or entity includes its successors, heirs and permitted assigns.

     XVII.19.6 The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

     XVII.19.7 All Schedules to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

     XVII.20 TIME IS OF THE ESSENCE. Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

     XVII.21 ATTORNEYS' FEES. Each party shall bear its own legal fees and costs incurred in the negotiation and closing of this transaction, and in the event of a dispute arising between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of suit from the non-prevailing party.

     XVII.22 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     XVII.23 ASSIGNMENT. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party or parties; provided that Buyer may, without the prior consent of Seller, collaterally assign this Agreement and/or its rights and obligations hereunder (a) as security to any lender providing financing for the transactions contemplated hereby (and any refinancing thereof), or (b) to an Affiliate of Buyer. Subject to the foregoing sentence, any assignment of rights or delegation of duties or obligations hereunder made without the written consent of the other party hereto shall be void and be of no effect.

     XVII.24 SUCCESSORS AND ASSIGNS. This Agreement and the provisions hereof shall be binding upon each of the parties, their successors and permitted assigns.

     XVII.25 SEVERABILITY. If any part of this Agreement for any reason shall be declared illegal, invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which shall remain in full force and effect, provided, however, that to the extent a substantially material provision is altered by the Sale Orders, this Agreement is voidable by the adversely effected party (whether Buyer or Seller). In addition, in lieu of such provision, there shall automatically be added as a part of this Agreement a provision similar in terms to such illegal, invalid or unenforceable provisions so that the resulting reformed Agreement is legal, valid and enforceable.

     XVII.26 RELEVANT INFORMATION. Buyer and Seller agree that the financial information attached hereto as SCHEDULE 17.26 is relevant to this transaction, and should be considered by all parties.

     XVII.27 FORCE MAJEURE. Force Majeure shall mean the occurrence of any of the following events which will excuse such obligations of Seller and Buyer as they are rendered impossible or reasonably impracticable for so long as such event continues or for a period equal to the delay in the critical path of completing the performance of the impaired obligations as the case may be: delays caused directly or indirectly by strikes, lockouts, the unavailability of labor or materials, Acts of God, governmental restrictions, war insurrection, rebellion, riot, civil disorder, fire, explosion, windstorm, hail, snow, extreme weather conditions, rain, flood, damage from aircraft, vehicles, or smoke, or by any other casualty of a substantial enough nature to cause delay. Notwithstanding the foregoing, the financial capacity of Buyer to pay the Purchase Price is not an event of Force Majeure, and any casualty relating to the Purchased Assets shall be construed in accordance with SECTION 17.13 of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands effective the date set forth above.

                                     SUNRISE EDUCATIONAL SERVICES, INC.,
                                     a Delaware corporation


                                     By /s/ Michael A. Lynch
                                       -----------------------------------------
                                     Name Michael A. Lynch
                                         ---------------------------------------
                                     Title CEO
                                          --------------------------------------

                                                                          SELLER


                                     BORG HOLDINGS, INC., an Arizona corporation


                                     By /s/ Robert Orsi
                                       -----------------------------------------
                                     Name Robert Orsi
                                         ---------------------------------------
                                     Title President
                                           -------------------------------------

                                                                           BUYER

                                LIST OF SCHEDULES

SCHEDULE A -     List of Preschools

SCHEDULE D -     Preschool Operation (the Preschool with the management
                 agreement)

SCHEDULE 1.3 -   List of Assumed Contracts

SCHEDULE 1.8 -   List of Equipment

SCHEDULE 1.9 -   List of Leases

SCHEDULE 1.12 -  List of Real Property where Preschools are located

SCHEDULE 1.16 -  Sierra Vista Preschool

SCHEDULE 1.17 -  List of Software

SCHEDULE 2.1 -   List of Seller's trademarks, service marks, and trade names

SCHEDULE 2.2.2 - Seller's Excluded intellectual property

SCHEDULE 7.2 -   Seller's Account Receivables (to be updated at Closing)

SCHEDULE 17.26 - Relevant Information